EARNINGS PRESENTATION THIRD QUARTER 2022 2022

2THIRD QUARTER 2022 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, including Apollo Bancshares, Inc., Drummond Banking Company, and Professional Holding Corp., as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; the adverse impact of COVID-19 (economic and otherwise) on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations and prospects; government or regulatory responses to the COVID-19 pandemic; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in borrower credit risks and payment behaviors including as a result of the financial impact of COVID-19; changes in retail distribution strategies, customer preferences and behavior (including as a result of economic factors); changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses. The risks relating to the mergers with Apollo Bancshares, Inc., Drummond Banking Company, and Professional Holding Corp. include, without limitation: the diversion of management's time on issues related to the mergers; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and quarterly reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3THIRD QUARTER 2022 EARNINGS PRESENTATION • $10.3 billion in assets as of September 30, 2022, operating in the nation’s third-most populous state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 market share in Port St. Lucie MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #2 Florida-based bank in St. Petersburg • Among the largest publicly traded community banks headquartered in Florida • Market Cap: $1.9 billion as of September 30, 2022 • Strong liquidity position • Prudent capital position to support further organic growth and opportunistic acquisitions • Unique customer analytics capabilities drive value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise, Well-Positioned with Strong Capital and Liquidity SEACOAST BANK FOOTPRINT1 1 Reflects October 2022 acquisitions of Apollo Bank and Drummond Bank

Florida's Economic Strength is Evident

Attracted by Florida's favorable business climate and lower taxes, individual and business migration to Florida has surged. The significant inflow of wealth is positively impacting the state's fiscal and economic health.

14.6%

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

#1

Florida was the top state for net in-migration for the ***fifth*** consecutive year

Florida Announces Surplus of $21.8 Billion for Fiscal Year 2021-22

For the second consecutive year, Florida's corporate income tax collections exceeded the fiscal budgeted amount. As a result, the Florida Dept of Revenue refunded the excess to corporations in April 2022

Domestic Wealth Migration, 2020

States with the Largest Net Gains/Losses of Adjusted Gross Income from Migration, in Billions



Florida
$23.7 Billion
Florida
Texas
Arizona
North Carolina
South Carolina
New York
California
Illinois
Massachusetts
New Jersey
$(25)B
$(20)B
$(15)B
$(10)B
$(5)B
$0B
$5B
$10B
$15B
$20B
$25B
$30B

Sources: US Census data; The Florida Legislature Office of Economic & Demographic Research, FL Dept of Revenue, Wall Street Journal

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 4

5THIRD QUARTER 2022 EARNINGS PRESENTATION • Net interest margin expanded 29 basis points to 3.67%. Excluding the effects of PPP and accretion on acquired loans, net interest margin expanded 33 basis points to 3.57%. • Asset sensitive balance sheet and ample liquidity support the opportunity for continued expansion of NIM in future periods. • Cost of deposits remains low at nine basis points. • Pre-tax pre-provision earnings increased 1% to $43.1 million. On an adjusted basis, pre-tax pre-provision earnings1 increased 6% to $49.0 million. • Disciplined organic loan growth of 10% on an annualized basis, ending the period with 76% loan to deposit ratio. • Strong commercial loan production and an 11% increase in commercial pipeline. • Excluding the effects of PPP and accretion on acquired loans, loan yields expanded 20 basis points to 4.30%. • Continued strong asset quality trends, with nonperforming loans declining to 0.32% of total loans. • Average noninterest demand account balances increased, overcoming a typical summer seasonal decline. • Continued success building wealth management relationships, and $100 million of deposit outstandings transitioned to wealth assets under management during the quarter. • Completed the acquisitions of Apollo Bancshares, Inc. and Drummond Banking Company on October 7, 2022. • Announced the proposed acquisition of Professional Holding Corp., the holding company of Professional Bank, expected to close in the first quarter of 2023. Third Quarter 2022 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Comparisons are to second quarter of 2022 unless otherwise stated

6THIRD QUARTER 2022 EARNINGS PRESENTATION Significant Expansion in Net Interest Margin and Net Interest Income ($ in th ou sa nd s) $71,455 $72,412 $76,639 $81,764 $88,399 3.22% 3.16% 3.25% 3.38% 3.67% 2.89% 2.91% 3.05% 3.24% 3.57% Net Interest Income Net Interest Margin NIM, excluding PPP and accretion on acquired loans 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 • Net interest income1 totaled $88.4 million, an increase of $6.6 million, or 8%, from the prior quarter. • Net interest margin expanded 29 basis points to 3.67% and, excluding the effects of PPP and accretion on acquired loans, net interest margin increased 33 basis points to 3.57%. • Securities yields expanded 38 basis points to 2.36%, reflecting the addition of higher yielding securities during the quarter. • Excluding the effects of PPP and accretion on acquired loans, loan yields expanded 20 basis points to 4.30%, benefiting from $554.7 million in loan originations during the third quarter of 2022. • Cost of deposits remains low at nine basis points. 1Calculated on a fully taxable equivalent basis using amortized cost.

Noninterest Income

Noninterest Income ($ in thousands)



Service Charges
Interchange Income
Wealth Management
Mortgage Banking
Other Income 2
BOLI
$19,028
$1,128
$6,162
$2,550
$2,562
$4,131
$2,495
$16,964
$1,349
$4,246
$932
$2,774
$4,255
$3,408
$16,103
$1,363
$3,932
$434
$2,732
$4,138
$3,504
3Q'21
2Q'22
3Q'22

Adjusted Noninterest Income[1] ($ in thousands)



Service Charges
Interchange Income
Wealth Management
Mortgage Banking
Other Income3
BOLI
$19,058
$1,128
$6,192
$2,550
$2,562
$4,131
$2,495
$17,264
$1,349
$4,546
$932
$2,774
$4,255
$3,408
$16,465
$1,363
$4,294
$434
$2,732
$4,138
$3,504
3Q'21
2Q'22
3Q'22

Noninterest income decreased $0.9 million from the prior quarter to $16.1 million, and adjusted noninterest income[1] decreased $0.8 million to $16.5 million. Changes on an adjusted basis include:

- Service charges on deposits, which increased $0.1 million compared to the prior quarter and increased $1.0 million compared to the prior year quarter, continue to benefit from growth in commercial deposit relationships.
- Mortgage banking fees continue to be impacted by the rapid increase in mortgage rates and low inventory levels, declining $0.5 million compared to the prior quarter.
- Despite the impact of market declines, the wealth management division has demonstrated continued success in building relationships, and $100 million of deposit outstandings transitioned to wealth assets under management in the third quarter of 2022.
- Other income decreased by $0.3 million in the third quarter of 2022 to $4.3 million, with increases in SBIC investment income offset by lower SBA gains and lower loan-swap related income.

[1] Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2] Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity as well as securities losses of $30 thousand in 3Q'21, $300 thousand in 2Q'22 and $362 thousand in 3Q'22.
[3] Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 7

Noninterest Expense

Noninterest Expense ($ in thousands)



Other Expense 2
Legal & Professional
Occupancy & Telephone
Provision for Unfunded Commitments
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$55,268
$6,054
$4,151
$5,918
$133
$5,610
$1,306
$32,096
$56,148
$6,960
$2,946
$6,546
$0
$6,043
$1,446
$32,207
$61,359
$9,736
$3,794
$7,481
$1,015
$5,393
$1,446
$32,494
3Q'21
2Q'22
3Q'22

Adjusted Noninterest Expense[1] ($ in thousands)



Other Expense 2
Legal & Professional
Occupancy & Telephone
Provision for Unfunded Commitments
Data Processing Cost
Salaries & Benefits
$46,811
$5,758
$2,131
$5,441
$133
$4,657
$28,691
$51,663
$6,586
$1,565
$6,347
$0
$5,623
$31,542
$56,899
$9,277
$2,003
$6,518
$1,015
$5,598
$32,488
3Q'21
2Q'22
3Q'22

Noninterest expense increased $5.2 million on both a GAAP and adjusted basis. Of the increase, $2.6 million was unique to the quarter, including the provision for unfunded commitments, recruiting and project-related expenses that are not expected to recur. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits increased $0.9 million to $32.5 million in the third quarter of 2022. During the third quarter, the Company continued building talent, adding a commercial banking team in North Florida, and expanding the team in West Florida.
- Legal and professional fees increased $0.4 million as a result of non-recurring professional fees associated with projects completed during the quarter.
- A $1.0 million provision for credit losses on unfunded commitments reflects modeled results of changes in economic factors.
- Other expenses increased by $2.7 million, primarily as a result of recruiting fees associated with the Company's expansion across Florida and a number of smaller nonrecurring items. The prior quarter included a $1.0 million gain on sale of OREO.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, foreclosed property expense and net loss/(gain) on sale, and other expenses associated with ongoing business operations.

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 8

9THIRD QUARTER 2022 EARNINGS PRESENTATION Efficiency Ratio Trend - Continued Focus on Disciplined Expense Control Palm Beach Community Bank and North Star Bank Acquisitions Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n 49% 48% 60% 50% 62% 48% 53% 55% 60% 54% 62% 56% 57% 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 49% 48% 54% 50% 55% 49% 52% 53% 51% 53% 55% 53% 53% 3Q '19 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 57.1% for the third quarter of 2022 compared to 56.2% in the prior quarter and 59.5% in the third quarter of 2021. • The adjusted efficiency ratio1 was 53.3% for the third quarter of 2022 compared to 53.1% in the prior quarter and 51.5% in the third quarter of 2021. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. First Bank of the Palm Beaches Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank

10THIRD QUARTER 2022 EARNINGS PRESENTATION Commercial Real Estate - Owner Occupied $1,253,459 19% Construction and Land Development $361,913 5% Paycheck Protection Program $5,294 <1%Consumer $180,416 3% Commercial & Financial $1,182,384 18% Commercial Real Estate - Non-Owner Occupied $2,107,614 31% Residential Real Estate $1,599,765 24% At September 30, 2022 ($ in thousands) Seacoast's Lending Strategy Produced and Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 28% and 175%, respectively, of total consolidated risk based capital. Seacoast’s average commercial loan size is $589 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types are broadly distributed. Construction & Land Development and CRE Loans to Total Risk Based Capital 266% 175% 62% 28% CRE Construction & Land Development Peers SBCF Peer Source: 2Q’22 S&P Capital

11THIRD QUARTER 2022 EARNINGS PRESENTATION $6,691 $5,906 $5,925 $6,451 $6,542 $5,715 $5,834 $191 $91 4.49% 4.31% 4.30% 4.29% 4.45% 4.03% 3.94% 4.00% 4.10% 4.30% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield PPP Loans Loans Excluding PPP 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 Total Loans Outstanding ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding, excluding PPP, increased $161 million, or 10% annualized. Total loan originations were $555 million, including $340 million in commercial originations. The commercial loan pipeline increased 11% to $530 million. Loan yields excluding PPP and accretion on acquired loans expanded to 4.30% from 4.10%. The weighted average add-on rate for loan outstandings increased to 5.50% by the end of the third quarter. 1Total loans outstanding as of 3Q’22, 2Q’22, and 1Q’22 includes $5 million, $17 million, and $39 million in PPP loans, respectively. 1 1 1

12THIRD QUARTER 2022 EARNINGS PRESENTATION Investment Securities Performance and Composition Unrealized Loss in Securities as of September 30, 2022 (in thousands) Amortized Cost Fair Value Net Unrealized Loss Δ from 2Q’22 Available for Sale Government backed $ 5,398 $ 5,072 $ (326) $ (223) Agency mortgage backed 1,573,618 1,353,569 (220,049) (77,193) Private label MBS and CMOs 183,740 171,964 (11,776) (4,449) CLO 314,214 302,074 (12,140) (1,166) Municipal 30,167 28,055 (2,112) (959) Total Available for Sale $ 2,107,137 $ 1,860,734 $ (246,403) $ (83,990) Held to Maturity Agency mortgage backed $ 774,706 $ 645,439 $ (129,267) $ (40,652) Total Held to Maturity $ 774,706 $ 645,862 $ (128,844) $ (40,229) Total Securities $ 2,881,843 $ 2,506,596 $ (375,247) $ (124,219) ($ in m ill io ns ) $527 $639 $747 $795 $775 $1,546 $1,644 $1,707 $1,801 $1,861 1.59% 1.57% 1.68% 1.98% 2.36% HTM Securities AFS Securities Yield 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 • Portfolio yield increased 38 basis points to 2.36% from 1.98% in the prior quarter. • AFS securities ended the quarter with a net unrealized loss of $246.4 million compared to a net unrealized loss of $162.4 million at June 30, 2022, largely due to rising rates and widening spreads. • High quality portfolio consisting of 82% agency backed, with the remainder being high quality investment grade bonds. CLO portfolio is 61% AAA and 39% AA. • AFS portfolio duration of 3.48. • Portfolio yield increased 38 basis points to 2.36% from 1.98% in the prior quarter. • AFS securities ended the quarter with a net unrealized loss of $246.4 million compared to an unrealized loss of $9.3 million at December 31, 2021, largely due to the rise in short and medium term interest rates during the first quarter. • High quality portfolio consisting of 82% agency backed, with the remainder being high quality investment grade bonds. CLO portfolio is 61% AAA and 39% AA. • AFS portfolio duration of 3.19.

13THIRD QUARTER 2022 EARNINGS PRESENTATION 65% Deposits Outstanding ($ in millions) $8,334 $8,068 $9,244 $9,189 $8,684 $4,932 $4,966 $5,776 $5,862 $5,618 $2,785 $2,547 $2,937 $2,859 $2,639$617 $555 $531 $468 $427 0.25% 0.25% 0.50% 1.75% 3.25% 0.07% 0.06% 0.06% 0.06% 0.09% Transaction Accounts Savings & Money Market Time Deposits Fed Funds Cost of Deposits 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 Strong Deposit Franchise Supported by Attractive Markets Continued focus on organic growth and relationship- based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Transaction accounts represent 65% of overall deposit funding. Cost of deposits remained low, increasing only three basis points to nine basis points. During the quarter, deposit outstandings declined $424 million, with $100 million moving to AUM, and much of the remainder associated with public funds, brokered and time deposits.

14THIRD QUARTER 2022 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 361,913 $ 3,345 0.92% $ 375 0.10 % Owner Occupied Commercial Real Estate 1,253,459 5,194 0.41 4,076 0.33 Commercial Real Estate 2,107,614 39,462 1.87 10,701 0.51 Residential Real Estate 1,599,765 26,037 1.63 308 0.02 Commercial & Financial 1,182,384 15,701 1.33 3,570 0.30 Consumer 180,416 5,590 3.10 56 0.03 Total Excluding PPP $ 6,685,551 $ 95,329 1.43% $ 19,086 0.29 % Paycheck Protection Program $ 5,294 $ — — % $ — — % Total $ 6,690,845 $ 95,329 1.42% $ 19,086 0.29 % The total allowance for credit losses of $95.3 million as of September 30, 2022 represents management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $19.1 million will be earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $3.5 million is reflected within Other Liabilities.

15THIRD QUARTER 2022 EARNINGS PRESENTATION Net Charge-Offs (Recoveries) $1,432 $570 $79 $103 NCO NCO/Total Loans 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 ($ in thousands) Nonperforming Loans $32,612 $30,598 $26,209 $26,442 $21,464 0.55% 0.52% 0.41% 0.40% 0.32% NPL NPL/Total Loans 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 $87,823 $83,315 $89,838 $90,769 $95,329 1.54% 1.43% 1.40% 1.39% 1.43% 1.49% 1.41% 1.39% 1.39% 1.42% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 10% 9% 8% 7% 7% 4% 4% 4% 2% 1% Classified Special Mention 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 Allowance for Credit Losses Criticized Loans as a % of Risk-Based Capital 0.10% 0.10% 0.04% Continued Strong Asset Quality Trends ($124)

16THIRD QUARTER 2022 EARNINGS PRESENTATION $17.52 $17.84 $17.12 $16.66 $15.98 $22.12 $22.40 $22.15 $21.65 $20.95 Tangible Book Value Per Share Book Value Per Share 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 10.6% 11.1% 9.9% 9.7% 9.8% 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 18.6% 18.2% 17.7% 17.7% 17.5%17.7% 17.4% 16.8% 16.8% 16.5% Total Risk Based Capital Tier 1 Ratio 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 9.6% 14.3% 8.0% 13.0% 11.5%11.7% 14.1% 10.0% 14.0% 12.5% GAAP - ROTCE Adjusted - ROTCE 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Strong Capital Supporting a Fortress Balance Sheet

17THIRD QUARTER 2022 EARNINGS PRESENTATION $10.41 $10.55 $10.95 $11.15 $11.39 $11.67 $12.01 $12.33 $12.98 $13.65 $14.30 $14.76 $14.42 $15.11 $15.57 $16.16 $16.62 $17.08 $17.52 $17.84 $17.12 $16.66 $15.98 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 • The decline in tangible book value per share during the first nine months of 2022 was primarily attributed to the decrease in fair value of debt securities driven by the change in the rate environment. Excluding the year to date decrease in fair value of debt securities, tangible book value per share at September 30, 2022, would have been $18.92, or an increase of 8% year-over-year. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. • Increased dividend from $0.13 to $0.17 per share in second quarter of 2022, reflecting success of balanced growth strategy and strong balance sheet. Long Term Growth in Shareholder Value Compound annual growth rate of 8% in tangible book value per share since the first quarter of 2017. Excluding the 2022 year to date decline in fair value of debt securities driven by the interest rate environment, tangible book value per share has grown at a compound annual growth rate of 11% since the first quarter of 2017.

Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

19THIRD QUARTER 2022 EARNINGS PRESENTATION Appendix

20THIRD QUARTER 2022 EARNINGS PRESENTATION Low Historical Deposit Beta Coupled with Favorable Deposit Composition 0.25% 0.29% 0.50% 0.50% 0.50% 0.55% 1.00% 1.04% 1.25% 1.30% 1.53% 1.80% 2.01% 2.28% 2.50% 2.50% 0.13% 0.12% 0.13% 0.10% 0.15% 0.14% 0.14% 0.17% 0.22% 0.29% 0.33% 0.39% 0.43% 0.54% 0.67% 0.76% Fed Funds Rate Cost of Deposits 3Q’15 4Q’15 1Q’16 2Q’16 3Q’16 4Q’16 1Q’17 2Q’17 3Q’17 4Q’17 1Q’18 2Q’18 3Q’18 4Q’18 1Q’19 2Q’19 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 31.7% 40.6%10.5% 10.8%11.2% 4.0% 22.5% 25.0% 24.1% 19.6% Noninterest demand Savings Time Deposits Interest-bearing demand Money Market September 30, 2015 September 30, 2022 1Beta is calculated as the change in deposit costs divided by the change in Fed Funds Rate. Total 3Q15 to 2Q19 Deposit Beta1 equal to 28% Favorable deposit composition compared to prior start of rate cycle. Deposit Mix

21THIRD QUARTER 2022 EARNINGS PRESENTATION Interest Rate Sensitivity Change in Interest Rates 1-12 months 13-24 months +2.00% 9.6% 13.4% +1.00% 4.8% 6.6 % Current — % — % -1.00% (5.9) % (9.2) % % Change in Projected Baseline Net Interest Income The table presents the projected impact of a change in interest rates on the projected baseline net interest income for the 12 and 24 month periods beginning on October 1, 2022, holding all balances on the balance sheet static. This change in interest rates assumes parallel shifts in the yield curve and does not take into account changes in the slope of the yield curve.

22THIRD QUARTER 2022 EARNINGS PRESENTATION Quarterly Trend Nine Months Ended (Amounts in thousands) 3Q'22 2Q'22 1Q'22 4Q'21 3Q'21 3Q'22 3Q'21 Commercial pipeline at period end $ 530,430 $ 476,693 $ 619,547 $ 397,822 $ 368,907 $ 530,430 $ 368,907 Commercial loan originations1 340,438 461,855 372,986 408,948 331,618 1,175,279 728,899 Residential pipeline-saleable at period end 6,563 14,700 25,745 30,102 42,847 6,563 42,847 Residential loans-sold 16,381 42,666 51,222 69,224 95,136 110,269 353,572 Residential pipeline-portfolio at period end 60,684 53,092 87,950 25,589 35,387 60,684 35,387 Residential loans-retained2 69,272 102,996 175,457 49,065 250,820 347,725 415,566 Consumer pipeline at period end 43,732 75,532 61,613 29,739 30,980 43,732 30,980 Consumer originations 128,601 126,479 79,010 72,626 66,400 334,090 176,847 PPP originations — — — — — — 256,007 Total Pipelines at Period End $ 641,409 $ 620,017 $ 794,855 $ 483,252 $ 478,121 $ 641,409 $ 478,121 Total Originations $ 554,692 $ 733,996 $ 678,675 $ 599,863 $ 743,974 $ 1,967,363 $ 1,930,891 1Includes purchases of $19.3 million in 4Q’21 and $17.1 million in 3Q’21. 2Includes purchases of $111.3 million in 1Q’22, $180.8 million in 3Q'21 and $38.4 million in 2Q’21. Loan Production and Pipeline Trend

23THIRD QUARTER 2022 EARNINGS PRESENTATION Transaction Value • $398 million fully diluted, $26.93 per PFHD common share1 Consideration • PFHD shareholders will receive 0.8909 shares of Seacoast common stock per share • Options are rolled over into Seacoast options based on an exchange ratio of 0.8909 Closing • Expected to close early first quarter 2023 Required Approvals • Regulatory authorities • PFHD shareholders Additional Details and Assumptions • PFHD shareholders to own approximately 15.3% of Seacoast following the transaction • 40%+ cost savings (61% realized in 2023; 100% realized in 2024 and thereafter) • Estimated core deposit intangibles of 2.00% amortized using straight-line method over 6 years • 2.01% / $40.2 million gross pre-tax credit mark on the loan portfolio • Mark-down on AFS securities portfolio of $14.2 million (which is inclusive of AOCI on PFHD’s balance sheet at June 30, 2022) • Other rate and fair value marks of a combined net ~$4.0 million of pre-tax purchase accounting marks representing a positive impact on equity at closing 1Based on Seacoast closing price of $30.23 on September 30, 2022 2023 Acquisition of Professional Holding Corp. (NASDAQ:PFHD)

24THIRD QUARTER 2022 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'22	2Q'22	1Q'22	4Q'21	3Q'21	Nine Months Ended 3Q'22	3Q'21
Net Income	**$ 29,237**	**$ 32,755**	**$ 20,588**	**$ 36,330**	**$ 22,944**	**$ 82,580**	**$ 88,073**
Total noninterest income	16,103	16,964	15,373	18,706	19,028	48,440	52,021
Securities losses/(gains), net	362	300	452	379	30	1,114	199
Gain on sale of domain name (included in other income)	—	—	—	(755)	—	—	—
Total Adjustments to Noninterest Income	362	300	452	(376)	30	1,114	199
Total Adjusted Noninterest Income	**16,465**	**17,264**	**15,825**	**18,330**	**19,058**	**49,554**	**52,220**
Total noninterest expense	61,359	56,148	58,917	50,263	55,268	176,424	147,172
Merger related charges	(2,054)	(3,039)	(6,692)	(482)	(6,281)	(11,785)	(7,371)
Amortization of intangibles	(1,446)	(1,446)	(1,446)	(1,304)	(1,306)	(4,338)	(3,729)
Branch reductions and other expense initiatives	(960)	—	(74)	(168)	(870)	(1,034)	(1,982)
Total Adjustments to Noninterest Expense	(4,460)	(4,485)	(8,212)	(1,954)	(8,457)	(17,157)	(13,082)
Total Adjusted Noninterest Expense	**56,899**	**51,663**	**50,705**	**48,309**	**46,811**	**159,267**	**134,090**
Income Taxes	9,115	8,886	5,834	8,344	7,049	23,835	25,991
Tax effect of adjustments	1,222	1,213	2,196	280	2,081	4,631	3,256
Effect of change in corporate tax rate on deferred tax assets	—	—	—	774	—	—	—
Total Adjustments to Income Taxes	1,222	1,213	2,196	1,054	2,081	4,631	3,256
Adjusted Income Taxes	10,337	10,099	8,030	9,398	9,130	28,466	29,247
Adjusted Net Income	**$ 32,837**	**$ 36,327**	**$ 27,056**	**$ 36,854**	**$ 29,350**	**$ 96,220**	**$ 98,098**
Earnings per diluted share, as reported	$ 0.47	$ 0.53	$ 0.33	$ 0.62	$ 0.40	$ 1.33	$ 1.56
Adjusted Earnings per Diluted Share	**0.53**	**0.59**	**0.44**	**0.62**	**0.51**	**1.56**	**1.74**
Average diluted shares outstanding	61,961	61,923	61,704	59,016	57,645	61,867	56,441

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 25

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'22	2Q'22	1Q'22	4Q'21	3Q'21	Nine Months Ended 3Q'22	3Q'21
Adjusted Noninterest Expense	$ 56,899	$ 51,663	$ 50,705	$ 48,309	$ 46,811	$ 159,267	$ 134,090
Foreclosed property expense and net (loss)/gain on sale	(9)	968	164	175	(66)	1,123	89
Provision for unfunded commitments	(1,015)	—	(142)	—	(133)	(1,157)	(133)
Net Adjusted Noninterest Expense	**$ 55,875**	**$ 52,631**	**$ 50,727**	**$ 48,484**	**$ 46,612**	**$ 159,233**	**$ 134,046**
Revenue	$ 104,387	$ 98,611	$ 91,895	$ 90,995	$ 90,352	$ 294,893	$ 255,757
Total Adjustments to Revenue	362	300	452	(376)	30	1,114	199
Impact of FTE adjustment	115	117	117	123	131	349	393
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 104,864**	**$ 99,028**	**$ 92,464**	**$ 90,742**	**$ 90,513**	**$ 296,356**	**$ 256,349**
Adjusted Efficiency Ratio	**53.28 %**	**53.15 %**	**54.86 %**	**53.43 %**	**51.50 %**	**53.73 %**	**52.29 %**
Net Interest Income	$ 88,284	$ 81,647	$ 76,522	$ 72,289	$ 71,324	$ 246,453	$ 203,736
Impact of FTE adjustment	115	117	117	123	131	349	393
Net Interest Income including FTE adjustment	**$ 88,399**	**$ 81,764**	**$ 76,639**	**$ 72,412**	**$ 71,455**	**$ 246,802**	**$ 204,129**
Total noninterest income	16,103	16,964	15,373	18,706	19,028	48,440	52,021
Total noninterest expense	61,359	56,148	58,917	50,263	55,268	176,424	147,172
Pre-Tax Pre-Provision Earnings	**$ 43,143**	**$ 42,580**	**$ 33,095**	**$ 40,855**	**$ 35,215**	**$ 118,818**	**$ 108,978**
Total Adjustments to Noninterest Income	362	300	452	(376)	30	1,114	199
Total Adjustments to Noninterest Expense	(5,484)	(3,517)	(8,190)	(1,779)	(8,656)	(17,191)	(13,126)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 48,989**	**$ 46,397**	**$ 41,737**	**$ 42,258**	**$ 43,901**	**$ 137,123**	**$ 122,303**
Average Assets	$ 10,585,338	$ 10,840,518	$ 10,628,516	$ 10,061,382	$ 9,753,734	$ 10,684,632	$ 9,092,958
Less average goodwill and intangible assets	(305,935)	(307,411)	(304,321)	(267,692)	(254,980)	(305,895)	(242,820)
Average Tangible Assets	**$ 10,279,403**	**$ 10,533,107**	**$ 10,324,195**	**$ 9,793,690**	**$ 9,498,754**	**$ 10,378,737**	**$ 8,850,138**

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 26

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'22	2Q'22	1Q'22	4Q'21	3Q'21	Nine Months Ended 3Q'22	3Q'21
Return on Average Assets (ROA)	1.10 %	1.21 %	0.79 %	1.43 %	0.93 %	1.03 %	1.29 %
Impact of removing average intangible assets and related amortization	0.07	0.08	0.06	0.08	0.07	0.08	0.08
Return on Average Tangible Assets (ROTA)	1.17	1.29	0.85	1.51	1.00	1.11	1.37
Impact of other adjustments for Adjusted Net Income	0.10	0.09	0.21	(0.02)	0.23	0.13	0.11
Adjusted Return on Average Tangible Assets	**1.27**	**1.38**	**1.06**	**1.49**	**1.23**	**1.24**	**1.48**
Average Shareholders' Equity	$ 1,349,475	$ 1,350,568	$ 1,400,535	$ 1,303,686	$ 1,248,547	$ 1,366,672	$ 1,185,530
Less average goodwill and intangible assets	(305,935)	(307,411)	(304,321)	(267,692)	(254,980)	(305,895)	(242,820)
Average Tangible Equity	**$ 1,043,540**	**$ 1,043,157**	**$ 1,096,214**	**$ 1,035,994**	**$ 993,567**	**$ 1,060,777**	**$ 942,710**
Return on Average Shareholders' Equity	8.60 %	9.73 %	5.96 %	11.06 %	7.29 %	8.08 %	9.93 %
Impact of removing average intangible assets and related amortization	2.93	3.28	2.06	3.23	2.27	2.74	2.96
Return on Average Tangible Common Equity (ROTCE)	11.53	13.01	8.02	14.29	9.56	10.82	12.89
Impact of other adjustments for Adjusted Net Income	0.95	0.96	1.99	(0.18)	2.16	1.31	1.02
Adjusted Return on Average Tangible Common Equity	**12.48**	**13.97**	**10.01**	**14.11**	**11.72**	**12.13**	**13.91**
Loan Interest Income[1]	$ 74,050	$ 69,388	$ 67,198	$ 64,487	$ 64,517	$ 210,636	$ 187,347
Accretion on acquired loans	(2,242)	(2,720)	(3,717)	(3,520)	(3,483)	(8,679)	(9,237)
Interest and fees on PPP loans	(320)	(741)	(1,523)	(3,352)	(5,917)	(2,584)	(17,930)
Loan interest income excluding PPP and accretion on acquired loans	**$ 71,488**	**$ 65,927**	**$ 61,958**	**$ 57,615**	**$ 55,117**	**$ 199,373**	**$ 160,180**
Yield on Loans[1]	4.45 %	4.29 %	4.30 %	4.31 %	4.49 %	4.35 %	4.40 %
Impact of accretion on acquired loans	(0.14)	(0.16)	(0.24)	(0.24)	(0.24)	(0.18)	(0.21)
Impact of PPP loans	(0.01)	(0.03)	(0.06)	(0.13)	(0.22)	(0.03)	(0.09)
Yield on loans excluding PPP and accretion on acquired loans	**4.30 %**	**4.10 %**	**4.00 %**	**3.94 %**	**4.03 %**	**4.14 %**	**4.10 %**

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 27

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'22	2Q'22	1Q'22	4Q'21	3Q'21	Six Months Ended 3Q'22	3Q'21
Net Interest income[1]	$ 88,399	$ 81,764	$ 76,639	$ 72,412	$ 71,455	$ 246,802	$ 204,129
Accretion on acquired loans	(2,242)	(2,720)	(3,717)	(3,520)	(3,483)	(8,679)	(9,237)
Interest and fees on PPP loans	(320)	(741)	(1,523)	(3,352)	(5,917)	(2,584)	(17,930)
Net interest income excluding PPP and accretion on acquired loans	**$ 85,837**	**$ 78,303**	**$ 71,399**	**$ 65,540**	**$ 62,055**	**$ 235,539**	**$ 176,962**
Net Interest Margin[1]	3.67 %	3.38 %	3.25 %	3.16 %	3.22 %	3.44 %	3.32 %
Impact of accretion on acquired loans	(0.09)	(0.12)	(0.15)	(0.15)	(0.15)	(0.12)	(0.15)
Impact of PPP loans	(0.01)	(0.02)	(0.05)	(0.10)	(0.18)	(0.03)	(0.12)
Net interest margin excluding PPP and accretion on acquired loans	**3.57 %**	**3.24 %**	**3.05 %**	**2.91 %**	**2.89 %**	**3.29 %**	**3.05 %**
Security Interest Income[1]	$ 15,827	$ 12,562	$ 10,218	$ 8,750	$ 7,956	$ 38,607	$ 21,186
Tax equivalent adjustment on securities	(35)	(36)	(37)	(37)	(38)	(108)	(116)
Security interest income excluding tax equivalent adjustment	**$ 15,792**	**$ 12,526**	**$ 10,181**	**$ 8,713**	**$ 7,918**	**$ 38,499**	**$ 21,070**
Loan Interest Income[1]	$ 74,050	$ 69,388	$ 67,198	$ 64,487	$ 64,517	$ 210,636	$ 187,347
Tax equivalent adjustment on loans	(80)	(81)	(80)	(86)	(93)	(241)	(277)
Loan interest income excluding tax equivalent adjustment	**$ 73,970**	**$ 69,307**	**$ 67,118**	**$ 64,401**	**$ 64,424**	**$ 210,395**	**$ 187,070**
Net Interest Income[1]	$ 88,399	$ 81,764	$ 76,639	$ 72,412	$ 71,455	$ 246,802	$ 204,129
Tax equivalent adjustment on securities	(35)	(36)	(37)	(37)	(38)	(108)	(116)
Tax equivalent adjustment on loans	(80)	(81)	(80)	(86)	(93)	(241)	(277)
Net interest income excluding tax equivalent adjustment	**$ 88,284**	**$ 81,647**	**$ 76,522**	**$ 72,289**	**$ 71,324**	**$ 246,453**	**$ 203,736**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank THIRD QUARTER 2022 EARNINGS PRESENTATION 28